UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
Amendment No. 1 to
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2018

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WINGSTOP INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-37425 (Commission File Number)	47-3494862 (IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas (Address of principal executive offices)	75240 (Zip Code)

Registrant’s telephone number, including area code: (972) 686-6500

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company     □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      □

Explanatory Note

On January 5, 2018, Wingstop Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission announcing the appointment of Lawrence Kruguer as the Company’s Executive Vice President and Chief Operating Officer. The Company is filing this Amendment No. 1 to the Original 8-K to report the terms of Mr. Kruguer’s compensation under Item 5.02. At the time of the Original 8-K, the terms of Mr. Kruguer’s compensation had not been negotiated by the parties or approved by the Company. Except as specifically amended hereby, the Original 8-K remains unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by the Company and disclosed in the Original 8-K, effective January 3, 2018, the Company appointed Larry Kruguer to the position of Executive Vice President and Chief Operating Officer.

On January 11, 2018, the Company entered into an employment agreement with Mr. Kruguer (the “Employment Agreement”), effective as of January 3, 2018, pursuant to which Mr. Kruguer began serving as the Executive Vice President and Chief Operating Officer of the Company. Under the Employment Agreement, Mr. Kruguer will be employed by the Company for a term of five (5) years, starting January 3, 2018 and ending on the fifth (5th) anniversary of that date, unless earlier terminated by the Company or Mr. Kruguer. The Employment Agreement automatically terminates upon Mr. Kruguer’s death or disability.

Mr. Kruguer is entitled to an annual base salary of $400,000 under the Employment Agreement. In addition, the Employment Agreement provides that Mr. Kruguer will be eligible for an annual bonus (not to exceed 60% of his base salary) based on a combination of the Company’s achievements for each year with respect to (i) the Company’s Free Cash Flow Budget (as defined in the Employment Agreement), (ii) the Company’s growth targets and (iii) such other performance targets determined by the Compensation Committee of the Company’s Board of Directors. Pursuant to the Employment Agreement, Mr. Kruguer will also be eligible to participate in the employee benefit plans, programs and policies maintained by the Company.

The Employment Agreement provides that if Mr. Kruguer’s employment is terminated for any reason, the Company will pay to Mr. Kruguer (i) any base salary actually earned through the date of termination and (ii) any earned and payable cash bonus from the previous year that has not yet been paid. In addition, the Employment Agreement provides for severance benefits if Mr. Kruguer’s employment is terminated without Cause (as defined in the Employment Agreement). In such instance, Mr. Kruguer is entitled to the continuation of his base salary for twelve (12) months following the termination of his employment, subject to, among other things, his execution of a general release of claims. The Employment Agreement does not entitle Mr. Kruguer to any severance payments in connection with a change of control unless Mr. Kruguer’s employment is terminated without Cause simultaneously with such change of control. The Employment Agreement also entitles Mr. Kruguer to certain severance benefits in the event of his death or disability.

In addition, the Employment Agreement contains customary provisions related to, among other things, non-disclosure of trade secrets, confidentiality, non-competition and non-solicitation obligations and non-disparagement obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINGSTOP INC.
(Registrant)

Date:	January 18, 2018	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)